As filed with the Securities and Exchange Commission on July 19, 2001.

                                                   Registration No. 333-________


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                         CRYO-CELL INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                             22-3023093
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                     3165 McMullen Booth Road, Building B
                           Clearwater, Florida 33761
                                (727) 723-0333
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         CRYO-CELL INTERNATIONAL, INC.
                             STOCK INCENTIVE PLAN
                             (Full Title of Plan)

                               Daniel D. Richard
                            Chief Executive Officer
                         Cryo-Cell International, Inc.
                     3165 McMullen Booth Road, Building B
                           Clearwater, Florida 33761
                                (727) 450-8000
                    (Name, Address and Telephone number of
                              Agent for Service)
                                  Copies to:

                           Mark A. Catchur, Esquire
                        Shumaker, Loop & Kendrick, LLP
                       101 E. Kennedy Blvd., Suite 2800
                             Tampa, Florida 33602
                                (813) 229-7600

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
           Title of securities                   Amount to be             Proposed           Proposed maximum           Amount of
             to be registered                     Registered          maximum offering           aggregate          registration fee
                                                                       price per share        offering price
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $.01 Par Value................  1,500,000 shares/(1)/       $6.74/ (2)/        $10,116,687.50/(2)/         $2,529.17
====================================================================================================================================

____________________

/(1)/Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to the shares covered by this Registration Statement.

/(2)/Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457. Pursuant to Rule 457(h)(1), a portion of the fee is calculated on the basis of the prices at which 1,100,500 previously granted options may be exercised. The remainder of the fee is allocated to 399,500 unissued shares and is based upon the average price of the Registrant's Common Stock on July 17, 2001, in accordance with Rule 457(h) under the Securities Act. The price per share represents the number determined by dividing the aggregate exercise amount by the number of shares to be acquired upon exercise.

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.  Plan Information.

               The documents containing the information concerning the Cryo-Cell International, Inc. Stock Incentive Plan (the "Plan") required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of the registrant information, and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Securities Act Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon written or oral request to 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761 (telephone number (727) 723-0333),
Attention: Chief Financial Officer, the Company shall furnish, without charge, to employees, the Commission or its staff a copy or copies of all of the documents included in such file.

Item 1(b).  Securities to be Offered

               The Company hereby registers 1,500,000 shares of the Company's Common Stock, par value $.01 per share, under the Cryo-Cell International, Inc. Stock Incentive Plan.

Item 2.  Registration Information and Employee Plan Annual Information.

               See Item 1.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

               There are hereby incorporated by reference in this Prospectus the following documents, all of which are previously filed by the Company with the
Commission:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2000, as filed with the Commission on March 14, 2001.

          (b) The Company's quarterly Report on Form 10-QSB for the quarter ended February 28, 2001, as filed with the Commission on April 13, 2001.

          (c) The Company's quarterly Report on Form 10-QSB for the quarter ended May 31, 2001, as filed with the Commission on July 13, 2001.

          (d) The Company's proxy statement on Form DEF 14A for the annual meeting on June 20, 2001, as filed with the Commission on May 21, 2001.

          (e) The Company's description of securities to be registered contained in the Registration Statement filed with the Commission on the Company's Form 8-A dated February 4, 1994.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

          Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as to be modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          The Certificate of Incorporation of the Company, as permitted in
Section 102 of the General Corporation Law of the State of Delaware (the "GCL"), eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase in violation of Delaware law, or (iv) any transaction from which the director derived any improper personal benefit.

          Under the Certificate of Incorporation of the Company, the Company shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the GCL, as amended from time to time, each person that such Sections grant the Company the power to indemnify.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

Exhibit
Number  Exhibit Description
------  -------------------

3.1 Amended and Restated Certificate of Incorporation of Cryo-Cell International, Inc., filed February 4, 2001, with the State of Delaware, Office of Secretary of State.

3.2 Amended and Restated Bylaws of Cryo-Cell International, Inc., dated July 10, 2000.

4.1     Cryo-Cell International, Inc. Stock Incentive Plan.

5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1 Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

23.2    Consent of Weinick Sanders Leventhal & Co., LLP

24.1 Powers of Attorney (included with the signature page to this Registration Statement).
__________________


Item 9.  Undertakings.

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement that includes any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding,) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida this 18/th/ day of July, 2001.

                              Cryo-Cell International, Inc.

                              By:   /s/ Daniel D. Richard
                                    -------------------------------------------
                                Daniel D. Richard, Chief Executive Officer

                              By:   /s/ Jill M. Taymans
                                    -------------------------------------------
                                Jill M. Taymans, Chief Financial Officer
                                (Principal Financial Officer and Principal
                                Accounting Officer)

                               POWER OF ATTORNEY

          Each of the undersigned officers and directors of Cryo-Cell International, Inc., hereby constitutes and appoints, Daniel D. Richard, Chief Executive of the Company, and Jill M. Taymans, Chief Financial Officer of the Company, or either of them individually, his or her true and lawful attorney-in-fact and agent, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign the undersigned's name to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, or either of them individually, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself or herself hereby ratifies and confirms all that said attorneys shall lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons (or by their duly authorized attorney-in-fact) in the capacities and on the dates indicated.

  Signature                          Title                                 Date
  ---------                          -----                                 ----
     /s/ Daniel D. Richard         Chief Executive Officer             July 18, 2001
---------------------------------
Daniel D. Richard                  and Chairman of the Board

     /s/ Wanda D. Dearth           President, Chief Operating Officer  July 18, 2001
---------------------------------
Wanda D. Dearth                    and Director

     /s/ Gerald F. Maass           Executive V.P. and Director         July 18, 2001
---------------------------------
Gerald F. Maass

     /s/ Jill M. Taymans           Chief Financial Officer             July 18, 2001
---------------------------------
Jill M. Taymans

     /s/ Ed Modzelewski            Director                            July 18, 2001
---------------------------------
Ed Modzelewski

     /s/ Ronald B. Richard         Director                            July 18, 2001
---------------------------------
Ronald B. Richard

     /s/ Mercedes Walton           Director                            July 18, 2001
---------------------------------
Mercedes Walton

     /s/ Frederick C.S. Wilhelm    Director                            July 18, 2001
---------------------------------
Frederick C.S. Wilhelm

     /s/ Junior Winokur            Director                            July 18, 2001
---------------------------------
Junior Winokur

                                 EXHIBIT INDEX

Exhibit
Number  Exhibit Description
------  -------------------

3.1 Amended and Restated Certificate of Incorporation of Cryo-Cell International, Inc., filed February 4, 2001, with the State of Delaware, Office of Secretary of State .

3.2 Amended and Restated Bylaws of Cryo-Cell International, Inc., dated July 10, 2000.

4.1     Cryo-Cell International, Inc. Stock Incentive Plan.

5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1 Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

23.2    Consent of Weinick Sanders Leventhal & Co., LLP

24.1 Powers of Attorney (included with the signature page to this Registration Statement).